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                                                                    EXHIBIT 10.6




                         DEED OF GUARANTEE AND INDEMNITY



                                     BETWEEN



                     HUGO INTERNATIONAL TELECOM INCORPORATED



                                       AND



                     FIVE ARROWS COMMERCIAL FINANCE LIMITED
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                      THIS DEED OF GUARANTEE AND INDEMNITY

is made on the date specified in the Schedule to this Deed

BETWEEN:

(1) "FIVE ARROWS" Five Arrows Commercial Finance Limited

AND

(2) "THE GUARANTOR" The Persons or Corporations executing this Deed.

W I T N E S S E T H that in consideration of Five Arrows at the request of the Guarantor entering into or continuing with an agreement with the Supplier named in the Schedule to this Deed for invoice discounting and/or other financial accommodation ("the Agreement") and/or approving any Debt thereunder THE GUARANTOR hereby:

         1. AGREES unconditionally and irrevocably and as primary obligor to pay Five Arrows on demand all sums now or at any future date due to Five Arrows from the Supplier.

         2. GUARANTEES unconditionally and irrevocably and as primary obligor the due performance of all other obligations of the Supplier to Five Arrows however arising.

         3. INDEMNIFIES Five Arrows against all actions claims demands liabilities losses costs interest and damages which Five Arrows may sustain or incur as a result of the insolvency of the Supplier or of any breach or non-observance or non-performance by the Supplier of any of its obligations to Five Arrows or of any invalidity or other defect in the Agreement.

         4.       AGREES THAT:

                  (i) Variations may from time to time be made to the Agreement without the consent of or notice to the Guarantor even though the Guarantor's liability to Five Arrows may be increased.

                  (ii) The giving of time or the failure by Five Arrows to enforce any remedies against the Supplier or any customer or any other guarantor indemnitor or grantor of security shall in no way affect the Guarantor's liability to Five Arrows.

                  (iii) The terms of this guarantee and indemnity shall constitute a continuing security notwithstanding the fulfillment from time to time of any of the obligations of the Supplier to Five Arrows and shall remain in force until all amounts due from the Supplier to Five Arrows have been finally and unconditionally discharged.
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                  (iv)     Any acknowledgment or admission by or any Judgment
                           obtained by Five Arrows against the Supplier shall be binding on the Guarantor.

                  (v) The Guarantor's obligations shall continue even though Five Arrows may at any time relinquish in whole or in part any charge lien or security taken from the Supplier or any customer or any other guarantor indemnitor or grantor of security.

                  (vi) Until all sums due hereunder have been paid to Five Arrows the Guarantor shall not be entitled to the benefit of nor claim to be subrogated to any charge lien or security held by Five Arrows for the due performance of the Supplier's obligations nor shall Five Arrows be under any obligation to enforce them for the Guarantor's benefit.

                  (vii) Any sums due hereunder to Five Arrows shall from the due date for payment bear interest at the same rate as the Discount Charge referred to in the Agreement.

                  (viii) In arriving at the amount due to Five Arrows by the Supplier Five Arrows shall be entitled to take into account all liabilities whether actual or contingent and to make a reasonable estimate thereof.

         5.       DECLARES THAT this Guarantee and Indemnity:

                  (i)      Shall be governed by English Law.

                  (ii) Shall be binding upon the Guarantor's Executors or Administrators or upon any Committee Receiver or other person acting on the Guarantor's behalf.

                  (iii)    May be assigned by Five Arrows.

                  (iv) Shall be in addition to and not in substitution for any other security taken by Five Arrows for the Supplier's obligation.

                  (v) Shall not be discharged or prejudiced by any defect in the Agreement or any other guarantee or indemnity or security or in their respective executions or by any other event, matter of circumstance which would or might but for this clause have discharged or prejudiced this Guarantee.

                  (vi) Shall remain binding notwithstanding any change in the constitution of the Supplier or the death or legal disability of any other guarantor to Five Arrows of the Suppliers' obligations.

         6. ACCEPTS THAT any notice or demand by Five Arrows shall be deemed to be validly served or made if sent or delivered to the Guarantor's address stated below or to the registered office of the Guarantor (if applicable) or to any other address at which the Guarantor may carry on business and if sent by post shall be

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                  conclusively deemed to have been delivered to the Guarantor within 72 hours of the time of posting.

         7. AGREES THAT monies received by Five Arrows by virtue of or in connection with the guarantee and indemnity may be placed to the credit of a suspense account with a view to preserving the right of Five Arrows to prove for the whole of its claim against the Supplier in any proceedings in or analogous to bankruptcy liquidation receivership composition or arrangement.

         8. CONFIRMS THAT if (a) this Guarantee is executed by more than one person their obligations hereunder are joint and several, and (b) any provision hereof shall be held invalid or unenforceable it is hereby declared and confirmed that such event shall not affect any other provisions all of which shall remain in full force and effect. Where this Deed is executed by more than one Guarantor and such execution shall be defective this shall in no way affect the liability of the remaining parties.

         9. AGREES THAT definitions used in the Agreement shall bear the same meaning in this Deed.

         10. AGREES THAT this Guarantee and Indemnity shall be construed according to English Law and the Guarantor submits to the non-exclusive jurisdiction of the English Courts.

IN WITNESS thereof the Guarantor has caused this Deed to be sealed on the date specified in the Schedule hereto.


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                                  THE SCHEDULE

Date of Execution
of this Deed                        20th April 2000
                                    ---------------


Name of the Supplier                HUGO INTERNATIONAL LIMITED


Name and Address of
The First Guarantor                 HUGO INTERNATIONAL TELECOM INCORPORATED of

                                    1013 Centre Road
                                    City of Wilmington
                                    County of New Castle
                                    Delaware  19805/1297
                                    USA


EXECUTED                     )
by the FIRST GUARANTOR       )
acting by:                   )

                        Director:             /s/ D.W. Foden
                                              ----------------------------

                        Director/Secretary:   /s/ M. Christmas
                                              ----------------------------

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